Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

CONSULTING AGREEMENT

WHEREAS, the Amended and Restated Consulting Agreement, attached hereto as Exhibit A (“Agreement”), was executed on July 15, 2002;

WHEREAS, the parties desire to amend the term and monthly payment, each as set forth below;

AGREED:

1.

 “August 31, 2006,” shall be substituted for “May 31, 2006” in paragraph 3 of the Agreement.

2.

 “EIGHT THOUSAND THREE HUNDRED SEVEN AND 69/100 DOLLARS ($8,307.69)” shall be substituted for “NINE THOUSAND DOLLARS ($9,000)” in paragraph 2 of the Agreement.

3.

Except as amended above, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

HILB, ROGAL AND HAMILTON COMPANY

By /s/ Walter L. Smith

/s/ Robert H. Hilb

     Walter L. Smith, Senior Vice President,

Robert H. Hilb

     General Counsel and Secretary

Date:   April 30, 2003

Date:   April 30, 2003

EXHIBIT A

AMENDED AND RESTATED

CONSULTING AGREEMENT

THIS AMENDED AND RESTATED CONSULTING AGREEMENT is made and entered into as of July 15, 2002, by and between HILB, ROGAL AND HAMILTON COMPANY, a Virginia corporation  (the  "Company"),   and  ROBERT  H.  HILB,  an  Illinois   resident ("Consultant").

RECITALS

A. The Company is engaged in the  insurance  business  and prior to the date hereof, Consultant served as the Chief Executive Officer of the Company.

B.  Consultant was initially hired as a consultant on June 1, 1997, for a term of three (3) years.

C.  Consultant's  term was  extended to May 31,  2003,  by amendment on November 29, 1999.

D.  The  Company   desires  to  continue  to  receive  the  benefit  of Consultant's business expertise,  knowledge regarding the insurance industry and extensive  experience with the operations of the Company, and Consultant desires to assist the Company in its endeavors by providing  consulting  services to the Company pursuant to the terms and conditions set forth in this Agreement.

AGREEMENT

In  consideration  of the mutual  covenants  and  agreements  set forth herein,  and  for  other  good  and  valuable  consideration,  the  receipt  and sufficiency  of which are  hereby  acknowledged,  the  parties  hereto  agree as follows:

1.  Consulting  Services.   The  Company  and  Consultant  agree  that Consultant  shall  provide the Company with his  personal and unique  consulting services  as  requested  by the Board of  Directors  and/or the Chief  Executive Officer of the Company.  Consultant's  consulting  services may include advising members of the  Company's  management  team on  matters  relating  to  strategic planning, mergers and acquisitions opportunities,  financing for the Company and other  matters  as may be  requested  from time to time.  The  services  are not expected to exceed twenty (20) hours per month, on average.

2.   Compensation  and  Reimbursement of Expenses.   As  the  total consideration  for the services  provided by Consultant  hereunder,  the Company shall pay Seven Thousand Dollars  ($7,000.00) per month payable on the first day of each month through May 2003,  thereafter,  during the Term of this  Agreement Company  shall pay  Consultant  Nine  Thousand  Dollars  ($9,000.00)  per month, payable on the first day of each month.  The Company shall reimburse Consultant  for  all  reasonable   expenses  incurred  by  him  while  providing consulting  services to the Company;  provided that,  all requests  submitted by Consultant  for  reimbursement  by the Company  shall be  supported  by original receipts and such  additional  documentation  as is  reasonably  required by the Company.

3. Term.  The term of this  Agreement  shall  continue  (unless  sooner terminated  by death)  until May 31,  2006,  after  which it will  continue,  if desired by the Company's Board of Directors and Consultant,  on a month-to-month basis.

4. Independent  Contractor.  Consultant's  relationship  to the Company shall be that of an  independent  contractor  retained  on a  consulting  basis. Nothing in this  Agreement  shall be  construed  as creating  any type of agency relationship  including,  without  limitation,  that of  employer  and  employee between the Company and  Consultant.  Consultant  is not an agent of the Company and has no authority to execute or deliver or to accept any  agreement on behalf of the Company.

5. Office  Space.  You will be provided  office  space and  secretarial support to enable you to carry out your duties under this Agreement.

6.  Nonsolicitation.  Consultant  agrees  that  during the period he is providing  consulting  services to the Company and for a period of two (2) years after the date this Agreement terminates, whether or not during the term of this Agreement,  he will not hire any person who was  employed by the Company  within the twelve-month  period preceding the date of such hiring, or solicit,  entice, persuade or induce, directly or indirectly,  any person or entity doing business with the Company to terminate such  relationship.  Consultant  acknowledges that the Company will be irrevocably  damaged if the provisions of this Section 6 are not specifically enforced.  Accordingly,  Consultant agrees that, in addition to any other  relief to which the Company  may be  entitled,  the   Company  will be entitled  to seek  and  obtain  injunctive  relief  from a court  of  competent jurisdiction  for the  purpose  of  restraining  Consultant  from any  actual or threatened breach of this Section 6.

7.  Survival.  The  obligations  of  Consultant  contained in Section 6 hereof shall survive the termination of this Agreement.

8. Binding  Effect.  This Agreement  shall be binding upon the parties, their heirs, legal representatives, successors, and assigns.

9.  Entire Agreement.   This  Agreement   supersedes  all  agreements previously  made  between the  parties  relating  to its  subject  matter.  This Agreement may not be amended  except by an instrument in writing  signed by each of the parties hereto.

10. Notices.  All notices or other documents under this Agreement shall be in writing and  delivered  personally  or mailed by certified  mail,  postage prepaid, addressed to the parties at their last known addresses.

11. Severability. The unenforceability, invalidity or illegality of any of the  provisions  of this  Agreement  will not  render  the  other  provisions unenforceable, invalid or illegal.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

HILB, ROGAL AND HAMILTON COMPANY

ROBERT H. HILB

By /s/ Andrew L. Rogal

/s/ Robert H. Hilb

      Andrew L. Rogal, Chief Executive Officer

Robert H. Hilb